UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2016

GENPACT LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33626	98-0533350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors (the “Board”) of Genpact Limited, a Bermuda Company (the “Company”), has appointed CeCelia Morken to the Board effective March 29, 2016. Ms. Morken, age 58, is the executive vice president and general manager of the ProConnect Group at Intuit Inc. Before taking this position in 2013, she led Intuit Financial Services, the business unit that provided digital banking solutions for banks and credit unions. Prior to joining Intuit in 2002, Morken was responsible for sales of all products and professional services at WebTone Technologies. She also served as senior vice president for retail lending with Fortis, and spent 15 years in a variety of positions with John H. Hartland Co.

In accordance with the Company’s compensation program for non-employee directors, Ms. Morken will receive an annual retainer of $62,500. She will also receive a sign-on grant of restricted share units with a value of $180,000 based on the closing share price of a Company common share on the grant date and an annual grant of restricted share units with a value of $120,000 based on the closing share price of a Company common share on the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

/s/ Heather D. White
Name:	Heather D. White
Title:	Senior Vice President

Dated: March 31, 2016

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